UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 18, 2018

VYSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Aylesbury Rd. Worcester, MA 01609
(Address of principal executive offices)

(508) 791-9114
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement

Effective April 18, 2018, ten (10) shareholders of Vystar Corporation, a Georgia corporation (the “Company”), consented to (a) the Company’s purchase of substantially all the assets of NHS Holdings, LLC, a Massachusetts limited liability company (“NHS”), and (b) the increase of the authorized shares of Common Stock of the Company from 250 million to 600 million. The consents were submitted pursuant to Rule 14(a)-2(b) (2) promulgated under the Securities and Exchange Act of 1934, as amended. Such Rule provides that other than certain proxy solicitation rules which were either complied with or were otherwise not applicable to the consents submitted to the Company, the proxy solicitation rules set forth in SEC Regulation 14A do not apply to “[any] solicitation made otherwise than on behalf of the registrant where the total number of persons being solicited is not more than ten.” The Company has been presented with written consents which include (a) an approved form of Asset Purchase Agreement between the Company and NHS with respect to the purchase of substantially all the assets of NHS, and (b) an approved amendment to the Company’s Articles of Incorporation to increase its authorized shares of common stock to 600 million shares. The Common Stock held by the consenting shareholders totaled 67,852,699 shares or approximately 51% of the total outstanding shares of Common Stock of the Company.

Purchase Transaction

Pursuant to the Asset Purchase Agreement, the purchase of substantially all assets of NHS was consummated on April 18, 2018. The Company issued 27,769,500 shares of its restricted Common Stock valued at approximately $975,000 based on the closing price of the Company’s Common Stock on such date. NHS assets include: the Distribution Agreement between the Company and NHS described below, mattress toppers and other foam inventory valued at $850,000 wholesale; intellectual property relating to product development, cutting and roll packing equipment; and goodwill. All shares of restricted Common Stock issued to NHS at closing will be held in escrow for a minimum of six months to secure certain potential indemnification obligations of NHS. Such shares will be voted by NHS until distribution to NHS.

NHS is the exclusive U.S. distributor of Vystar’s Vytex® virtually allergen-, VOC- and odor-free natural rubber latex (NRL) foam. NHS was instrumental to introducing Vytex foam to manufacturers for use in mattresses, pillows and other bedding products. NHS has created approximately 200 SKUS of Vytex foam products, such as slabs, toppers and mattresses, which are sold through multiple channels. The NHS acquisition is intended to lower the cost of Vytex to the manufacturer by eliminating the middleman.

In September 2016, the Company and NHS entered into a Distribution Agreement with respect to the distribution of finished parts and components of home furnishing goods, and other products manufactured with the Company’s patented Vytex® NRL process. The Agreement provided that NHS shall be the exclusive world-wide distributor for such home furnishing goods, and the non-exclusive world-wide distributor of products in other industries utilizing the Vytex® NRL process. The Company was paid seven percent (7%) of the cost of such products to NHS. This Distribution Agreement was one of the assets held by NHS at the closing of the asset sale transaction. As the new owner of substantially all assets of NHS, including the rights of NHS pursuant to such Distribution Agreement, the Company has terminated such Agreement.

Related Parties

NHS’s largest membership interest owners are also major investors and in some cases affiliates and/or reporting insiders of the Company. NHS major shareholders include:

•	Lam Ngoc Minh, CEO of Lien ‘A and President of the Young Businessmen Association, Ho Chi Minh City. Lien ‘A is one of the world’s largest latex foam manufacturers, and a major producer of Vytex foam. Lien ‘A has worked closely with NHS to develop new products, densities and applications;
•	Dr. Keith Osborn, MD; member of the Company’s Board of Directors, orthopedic spine surgeon;

•	Dr. Bryan Stone, MD, member of the Company’s Board of Directors, nephrologist and CEO of Fluid Energy Conversion;

•	Steve Rotman, Manager of NHS and President, Chief Executive Officer and Chief Financial Officer of the Company; and

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure above under Item 1.01 is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure in Item 1.01 is incorporated by reference into this Item 3.02. The shares of Common Stock issued to the NHS Holdings, LLC were issued as an exempt transaction under Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective April 23, 2018, pursuant to the consent vote described in Item 1.01 herein, the Company amended its Articles of Incorporation to increase its authorized shares of Common Stock from 250,000,000 shares to 600,000,000 shares.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
To the extent required, the Company will file by amendment to this Current Report on Form 8-K the historical financial information provided by this Item 9.01(a) within 71 days of the date on which this Current Report on Form 8-K is required to be filed.
(b)	Pro Forma Financial Information
To the extent required, the Company will file by amendment to this Current Report on Form 8-K the pro forma financial information provided by this Item 9.01(b) within 71 days of the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

3.01	Amendment to Articles of Incorporation dated April 23, 2018
10.1	Asset Purchase Agreement dated effective April 18, 2018 between NHS Holdings, LLC and Vystar Corporation
99.1	Press Release dated April 23, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

	By:	/s/ Steven Rotman
Steven Rotman President, Chief Executive Officer and Chief Financial Officer

Date: April 23, 2018